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                                                                      EXH 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 1998 of International Plastic Technologies, Inc. and subsidiary, Electronic Hardware Corp., and of our report dated March 18, 1998 of Compact Disc Packaging Corp. in the Registration Statement on Form SB-2, Amendment No.1, and the related Prospectus of International Plastic Technologies, Inc.

                                        /s/ Feldman Sherb Ehrlich & Co., P.C.
                                        -------------------------------------
                                        FELDMAN SHERB EHRLICH & CO., P.C.
                                        Certified Public Accountants
                                        (formerly Feldman Radin & Co., P.C.)

New York, New York
June 3, 1998